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                                                           Exhibit 10.11(a)

                            WARREN PETROLEUM COMPANY,
                               LIMITED PARTNERSHIP
                       13430 NORTHWEST FREEWAY, SUITE 1200
                            HOUSTON, TEXAS 77040-6095


                                October 14, 1996


Mr. R. D. Harrison
Chevron Chemical Company
1301 McKinney
Houston, Texas 77002

          RE:  CCC Product Sale and Purchase Agreement
               Article XII, Section 12.1 - Measurement and Analysis

Dear Mr. Harrison:

          Please reference Section 12.1 of the above referenced agreement which addresses measurement techniques for Products that Warren Petroleum Company, Limited Partnership ("Warren LP"), through its affiliate, Warren Gas Liquids, buys and/or sells from and/or to Chevron Chemical Company ("Chevron Chemical"). As written, this section prescribes mass measurement for Ethane and E/P Mix Products and volumetric measurement for other Products.

          Prior to the combination of NGC Corporation with the Warren Petroleum Company ("Warren") and Natural Gas Business Unit divisions of Chevron U.S.A. Inc., mass measurement was used to measure all Products sold to and/or purchased from Chevron Chemical. It was not intended that the measurement techniques previously used by Warren would change once the merger was completed.

          Keeping with Warren's prior practice, Warren LP and Chevron Chemical mutually agree that the volume of all Products sold to Chevron Chemical shall be measured on a mass basis. For invoice purposes, the mass quantity shall be converted to a volumetric basis (gallons) per latest applicable API/GPA standards or publications.

          If you agree with the foregoing, please evidence your agreement by executing both of the originals of this letter enclosed herewith, keep one for your records and return the other to me.



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For the purpose of this letter agreement, all capitalized terms as used herein shall have the same meanings as set forth in the CCC Product Sale and Purchase Agreement dated effective as of September 1, 1996 entered into between Warren LP and Chevron Chemical.

                                             Very truly yours,

                                             /s/ Hunter Battle

                                             Hunter Battle
                                             Director- Liquid Assets


AGREED THIS 21 DAY OF OCT, 1996:

CHEVRON CHEMICAL COMPANY

By: /s/ R. D. Harrison
   ---------------------
   R. D. Harrison